Exhibit 99


                        May 17, 1999



Securities and Exchange Commission
500 N. Capitol Street, N. W.
Washington, D. C. 20549

Ladies and Gentlemen:

New Energy Ventures, Inc. (NEV) has informed UniSource
Energy Corporation (UniSource Energy) that NEV is presently unable to provide to UniSource Energy Corporation NEV's summarized financial information at March 31, 1999 and for the quarter then ended by May 17, 1999.

I have informed UniSource Energy that certain information related to the adoption of EITF 98-10 needed to finalize our financial statements is not yet available. I expect such information to be available in time to provide to UniSource Energy NEV's summarized financial information so that UniSource Energy can complete its Form 10-Q by the filing extension deadline provided by Form 12b-25.

                              Sincerely,


                              /s/ Charles A. Smart
                              Charles A. Smart
                              Vice President and Treasurer
                              for New Energy Ventures, Inc.